Exhibit 16.1

January 14, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have read Item 4.01 included in the Current Report on Form 8-K of FBEC Worldwide Inc. f/k/a Frontier Beverage Company, Inc. dated January 14, 2015, to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Current Report on Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ RBSM LLP